
MutualFirst
Financial Inc.

2018 KBW Community Bank Investor Conference

SYMBOL: MFSF

Contacts



Dave Heeter
CHIEF EXECUTIVE OFFICER
765-747-2880
dave.heeter@bankwithmutual.com



Chris Cook, CPA, MBA
CHIEF FINANCIAL OFFICER
765-747-2945
chris.cook@bankwithmutual.com

Forward Looking Statement

This presentation contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may appear in a number of places in this presentation and include statements regarding the intent, belief, outlook, estimate or expectations of the company, its directors or its officers primarily with respect to future events and the future financial performance of the company, including but not limited to preliminary estimated ProForma combined financial information. Readers of this presentation are cautioned that any such forward looking statements are not guarantees of future events or performance and involve risk and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. These factors include, but are not limited to, the loss of deposits and loan demand to competitors; substantial changes in financial markets; changes in real estate values and the real estate market; regulatory changes; or other risk factors discussed in the latest SEC form 10-k.

The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

MutualFirst Financial Today

- "MFSF" Nasdaq Global Market
- $330 Million Market Capitalization
- Russell 2000 Index

MutualBank Today

- $2.0 Billion in Assets
- $1.5 Billion in Gross Loans & Deposits
- 39 Full-Service Financial Centers
- 520 Employees

Vision & Values



Our Vision

We exist to help people live better lives.



Our Values

- Character
- Compassion
- Competition
- Class



Universal Bancorp/ BloomBank Partnership


BloomBank

Partnership Timeline (2018)

February 28 — **Transaction Close**

April 20 through April 23 — **Data & Account Conversion**

Indy Metro Market

- Geographic coverage
- Greenwood & Carmel offices
- Per capita income of $48,272
- 2.4 million people

Southern Region

- I-69 Corridor
- Indiana University
- 178,000 people



Footprint After Partnership


Berrien
St. Joseph
Elkhart
Kosciusko
Allen
Wabash
Grant
Delaware
Randolph
Montgomery
Hamilton
Indianapolis
Johnson
Monroe
Greene
Jackson
Lawrence
Knox


Financials

Balance Sheet

	December 31			
	2015	2016	2017	6/30/18
Total Assets	1,478,265	1,553,133	1,588,932	2,011,352
Investment Securities, AFS	261,138	249,913	277,378	362,162
Net Loans	1,068,204	1,157,120	1,167,758	1,452,006
Deposits	1,091,382	1,153,382	1,202,034	1,520,234
Borrowings	235,075	244,780	221,395	281,404
Stockholders' Equity	137,025	140,038	150,282	192,688

($ in thousands)

Loan Mix (%)


12/31/2014
7.0
11.3
50.3
31.4
6/30/2018
5.2
15.8
32.2
46.8
Mortgage
Commercial
Non-RE Consumer
RE Consumer

Deposit Mix (%)



12/31/2014
14.3
11.5
23.4
13.6
37.2
6/30/2018
18.5
12.5
27.0
12.9
29.1
Money Markets
Certificates
Non-Interest Checking
Interest Bearing Checking
Savings

Income Statement

Twelve Months Ended

	2015	2016	2017
Net Interest Income	42,973	44,555	48,257
Provision for Loan Losses	125	850	1,220
Non-Interest Income	17,139	19,422	18,076
Non-Interest Expense	43,147	45,500	46,005
Income Tax Expense	4,578	4,386	6,793
Net Income	12,262	13,241	12,315

($ in thousands)

Income Statement

Six Months Ended

	2017	2018
Net Interest Income	23,800	30,192
Provision for Loan Losses	500	950
Non-Interest Income	8,794	9,239
Non-Interest Expense	22,623	29,140
Income Tax Expense	2,367	1,169
Net Income	7,104	8,172

($ in thousands)

Financial Ratios

Twelve Months Ended December 31

	2015	2016	2017	2017*
Diluted Earnings Per Share	$1.62	$1.76	$1.64	$1.91
Return on Assets	0.85%	0.87%	0.78%	0.91%
Return on Tangible Equity	9.49%	9.56%	8.52%	9.90%
Margin	3.22%	3.17%	3.27%	
Efficiency Ratio	71.78%	71.12%	69.35%	
Non-Performing Loans	0.66%	0.46%	0.44%	
Tangible Common Equity	9.11%	8.89%	9.35%	
Tangible Book Value	$18.11	$18.82	$20.08	

*(*Excluding one-time tax charge)*

Financial Ratios

Six Months Ended June 30

	2017	2018	2018*
Diluted Earnings Per Share	$0.95	$0.98	$1.17
Return on Assets	0.91%	0.88%	1.05%
Return on Tangible Equity	10.08%	10.49%	12.57%
Margin	3.25%	3.46%	
Efficiency Ratio	69.41%	73.90%	68.68%
Non-Performing Loans	0.30%	0.36%	
Tangible Common Equity	9.07%	8.37%	
Tangible Book Value	$19.13	$19.34	

*(*Excluding one-time merger expenses)*


Strategic Goals


Business & Commercial Banking
Increase Outstanding Loan Balances

Personal Banking Goals

- Grow Consumer Loan Balances
- Grow Mortgage Market Share in Each of Our Markets
- Grow Active DDA Accounts
- Grow Annual Investment Income




Wealth Management Goals
Increase Gross Revenue
Maintain Operating Margin


BEST
PLACES
TO WORK IN
INDIANA
2018
TM

- “Large Company” category (250-999 employees)
- One of 25 organizations
- One of two banks

BEST PLACES TO WORK IN INDIANA

2018™


MutualFirst
Financial Inc.

2018 KBW Community Bank Investor Conference

SYMBOL: MFSF